Exhibit 99.12

GENERAL

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THE SHARES OR OTHER SECURITIES OF THE COMPANY REFERRED TO HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TAKEN UP, EXERCISED, RESOLD, RENOUNCED, TRANSFERRED OR DELIVERED, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

THESE MATERIALS APPEAR AS A MATTER OF INFORMATION ONLY AND DO NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER, OR AN INVITATION TO MAKE OFFERS, TO PURCHASE ANY SHARES OR OTHER SECURITIES OF THE COMPANY IN THE RUSSIAN FEDERATION. THESE MATERIALS ARE NOT AN ADVERTISEMENT OF SECURITIES IN THE RUSSIAN FEDERATION OR ANY OTHER JURISDICTION.

ANY OFFER OF SECURITIES TO THE PUBLIC THAT MAY BE DEEMED TO BE MADE PURSUANT TO THESE MATERIALS IN ANY EUROPEAN ECONOMIC AREA MEMBER STATE THAT HAS IMPLEMENTED DIRECTIVE 2003/71/EC (TOGETHER WITH ANY APPLICABLE IMPLEMENTING MEASURE IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”) IS ONLY ADDRESSED TO QUALIFIED INVESTORS IN THAT MEMBER STATE WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

THE INFORMATION CONTAINED HEREIN IS RESTRICTED AND IS NOT FOR PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY, IN AUSTRALIA, CANADA OR JAPAN.

THESE MATERIALS ARE ONLY DIRECTED AT (I) PERSONS WHO ARE OUTSIDE THE UNITED KINGDOM, (II) TO INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (III) OTHER PERSONS TO WHOM THESE MATERIALS MAY OTHERWISE BE LAWFULLY COMMUNICATED, FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). ANY PERSON WHO IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THESE MATERIALS OR ANY OF THEIR CONTENTS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THESE MATERIALS RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

NOTICE TO US INVESTORS

THE RIGHTS OFFERING TO ACQUIRE NEW SHARES IN JSC RUSHYDRO (THE “RIGHTS ISSUE”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE OFFER IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL INFORMATION INCLUDED HEREIN HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE US SECURITIES LAWS. JSC RUSHYDRO IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON–US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON–US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON–US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES TO BE OFFERED IN CONNECTION WITH THE RIGHTS ISSUE, JSC RUSHYDRO WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC RUSHYDRO SHARES RELATED TO THE RIGHTS ISSUE.

Notice of the Results of the Exercise of the Pre-emptive Right

1. General information

1.1. Full corporate name of the issuer	JSC RusHydro
1.2. Abbreviated corporate name of the issuer	JSC RusHydro
1.3. Issuer’s location	660075, Russian Federation, the Krasnoyarsk Territory, Krasnoyarsk, Respubliki St., 51
1.4. Issuer’s OGRN (Primary state registration number)	1042401810494
1.5. Issuer’s TIN (Taxpayer identification number)	2460066195
1.6. Issuer’s unique code assigned by the registration body	55038-E
1.7. Address of the internet page used by the issuer to disclose information	http://www.rushydro.ru

2. Notice content

2.1. Data on placed securities:

2.1.1. Class, category (type), serial code and other identification attributes of securities: ordinary personal uncertified shares.

2.1.2. State registration number of the securities’ issue (additional issue) and date of state registration: 1-01-55038-E-040D dated August, 16th 2011.

2.1.3. Name of the registration body to perform state registration of the securities issue (additional issue): Federal Service for Financial Markets.

2.1.4. Quantity of placed securities and nominal value of the securities: 89,000,000,000 (eighty nine billion) pieces of shares with nominal value of 1 (one) ruble per each share.

2.1.5. Method of offering: public offering.

2.1.6. Securities’ placement price or pricing procedure by formula with variables which values shall not be changed at issuer’s discretion: 1 (one) ruble 65 (sixty five) kopecks per 1 (one) additional ordinary personal share (inter alia to persons included in the list of persons who have pre-emptive right for acquisition of additional shares placed). Offering price for additional securities is determined by the Board of Directors of the Company in compliance with articles 36, 77 of the Federal Law On Joint-Stock Companies (minutes No. 130 dated August 02, 2011, and No. 131 dated August 26, 2011).

Monetary estimation of the property used to pay for the placed securities is determined by Issuer’s Board of Directors in the amount:

1. Shares of the following joint-stock companies:

– one ordinary personal share of JSC Boguchanskaya HPP (OGRN 1022400828119) to the amount of RUR 5.9462454973676 per share;

– one preferred personal share of JSC Boguchanskaya HPP (OGRN 1022400828119) to the amount of RUR 5.9462454973676 per share;

– one ordinary personal share of JSC Geoterm (OGRN 1024101023429) to the amount of RUR 13.1746031746032 per share;

– one ordinary personal share of JSC Zaramagskiye HPPs (OGRN 1021500822001) to the amount of RUR 0.0000129870129 per share;

– one ordinary personal share of JSC KamGEK (OGRN 1024101019469) to the amount of RUR 0.4461589166171 per share;

– one ordinary personal share of JSC Pavlodolskaya hydro-power plant (OGRN 1041500751016) to the amount of RUR 39.3804148070360 per share;

– one ordinary personal share of JSC Ust-Srednekanskaya HPP (OGRN 1074910002310) to the amount of RUR 1.3115530454084 per share;

– one ordinary personal share of JSC Kolymaenergo (OGRN 1024900959467) to the amount of RUR 1.0208442229071 per share;

– one ordinary personal share of JSC Trest Hydromontazh (OGRN 1027739318815) to the amount of RUR 11.3340717652817 per share;

– one preferred personal share of JSC Trest Hydromontazh (OGRN 1027739318815) to the amount of RUR 11.3340717652817 per share;

– one ordinary personal share of JSC Irkutskenergo (OGRN 1023801003313) to the amount of RUR 25.9591578793392 per share.

– one ordinary registered share of JSC RAO East Energy Systems (OGRN 1087760000052) to the amount of RUR 0.5199125634647 per share;

– one ordinary registered privileged share of JSC RAO East Energy Systems (OGRN 1087760000052) to the amount of RUR 0.5199125634647 per share;

– one ordinary registered share of JSC DEK (OGRN 1072721001660) to the amount of RUR 0.2126298529112 per share;

– one ordinary registered share of JSC JC Yakutskenergo (OGRN 1021401047260) to the amount of RUR 0.6032273765104 per share;

– one ordinary privileged registered share of JSC JC Yakutskenergo (OGRN 1021401047260) to the amount of RUR 0.6032273765104 per share;

– one ordinary registered share of JSC SEK (OGRN 1096501006030) to the amount of RUR 722.0602526724980 per share.

2. Hydro-power engineering facilities:

– Facilities – right bank dam (I) (right bank soil dam (I1), right bank concrete dam (I2), location: The Irkutsk region, Bratsk, residential area Energetik, the Bratskaya HPP) – to the amount of RUR 499,000,000 (four hundred ninety million).

– Facilities – left bank dam (I I) (left bank soil dam (I I1), left bank concrete dam (I I2), location: The Irkutsk region, Bratsk, residential area Energetik, the Bratskaya HPP) – to the amount of RUR 442,000,000 (four hundred forty two million).

– Facilities – a dam of the Ust-Ilimskaya HPP (I) (left bank dam (I1), concrete dam (I2), right bank dam (I3), location: The Irkutsk region, Ust-Ilimsk, the Ust-Ilimskaya HPP) – to the amount of RUR 5,829,000,000 (five billion eight hundred and twenty nine million).

– Facilities – right bank dam (I) (island dam (I1), channel dam (I2), left bank dam (I3), location: The Irkutsk region, Irkutsk, the Irkutskaya HPP) – to the amount of RUR 699,000,000 (six hundred and ninety nine million).

– Facilities – left bank dam (I I1) (pipe drainage (I I2), reinforced concrete tunnel (gallery N 1) (I I3), location: The Irkutsk region, Irkutsk, the Irkutskaya HPP) – to the amount of RUR 119,000,000 (one hundred and nineteen million).

2.1.7. Procedure for granting of the preemptive right for acquisition of securities to the issuer’s shareholders (members) and/or to other persons:

In compliance with Articles 40, 41 of the Federal Law On Joint Stock Companies, the shareholders of the Issuer, holders of ordinary shares entitled to attend the General Meeting of Shareholders of the Company held on June 30, 2011 that passed the Resolution on Increasing the Registered Capital of the Company, have the pre-emptive right for acquisition of additional shares of the Issuer in number proportional to the number of equity shares of the Issuer possessed by them.

The list of holders of the pre-emptive rights for acquisition of securities being placed is prepared as of: May 23, 2011 (closing date of the register for participation in the annual General Meeting of Shareholders held on June, 30, 2011).

Offering of shares to persons exercising their pre-emptive right to acquire securities placed is executed in accordance with procedure specified in clause 8.5 of the Resolutions on the Additional Issue of Securities (registered by the Federal Service for Financial Markets dated August 16, 2011).

2.2. Date of publishing the notices on a possibility to exercise a pre-emptive right for acquisition of securities:

Notice on a possibility to exercise the pre-emptive rights for acquisition of additional shares is published in the Izvestiya newspaper (No. 152 (28413) and posted on the Issuer’s web-site: http://www.rushydro.ru.

2.3. The Term of the preemptive right:

The term of the pre-emptive right is 60 (sixty) days from the date of publishing the Notices on pre-emptive right in the Izvestiya newspaper and on the Issuer’s web-site: http://www.rushydro.ru (according to the clause 2.2 of the Report).

2.4. The number of Applications received by the Company on acquisition of additional shares conforming to the requirements stipulated by the Law of the Russian Federation and by the Resolution on Additional Issue of Securities: 131 applications.

2.5. The number of additional shares of the Company to be placed to the persons on the list of holders who have the pre-emptive right for acquisition of additional shares of the Company in accordance with the applications of the mentioned persons: 26 426 831 049 pcs.

3. Signature

3.1. Member of the Board of JSC RusHydro

(on the basis of the Letter of Attorney No. 3562 dated 30.12.2010)                                               E. E. Gorev

                                (signature)

3.2. Date “   03   ”     November     2011                                                           Stamp